UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2007

NANOGEN, INC.

(Exact name of registrant specified in its charter)

Delaware	000-23541	33-0489621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10398 Pacific Center Court, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (858) 410-4600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Employment Agreements

On February 19, 2007, we entered into employment agreements with the following executive officers: Howard C. Birndorf, David G. Ludvigson, Dr. William L. Respess, Robert Saltmarsh and Graham Lidgard. The agreements with Messrs. Birndorf, Saltmarsh and Lidgard were each in the form of an amendment and restatement of their existing employment agreements. The agreements with Messrs. Respess and Ludvigson formalize the terms of their original offer letters.

The following is a description of the principal provisions of the February 19, 2006 employment agreements with our executive officers.

Howard C. Birndorf

Term. The agreement has an initial three-year term ending in December 2009, subject to automatic renewal for one or more successive one-year terms. In the event we elect not to renew the agreement, Mr. Birndorf may elect to terminate his employment and thereby become entitled to receive salary continuation payments for a period of eighteen months and continued medical coverage for himself and his eligible dependents at our expense for a period of up to eighteen months.

Annual Compensation Package. During the term of the employment agreement, Mr. Birndorf will be entitled to base salary at the rate of $520,150 per year, subject to annual adjustment. He will also be entitled to an annual bonus of up to sixty percent of base salary contingent upon our achievement of performance goals determined by the compensation committee of our board of directors (the “CEO Achievement Bonus”).

Change in Control Benefits. All stock options and other equity awards granted to Mr. Birndorf prior to December 12, 2006 will vest in full in the event we experience a change in control. Any stock options or other equity awards subsequently granted to him will be subject to such change in control accelerated vesting provisions as our compensation committee may establish. However, each outstanding stock option or other equity award will vest in full automatically upon a change in control to the extent that option or award is not assumed, continued or replaced by the successor corporation.

Significant Transaction Benefits. Mr. Birndorf may also receive substantially the same change in control vesting acceleration with respect to his pre-December 12, 2006 stock options and equity awards upon the occurrence of a significant transaction, such as the addition of a major new investor group or the formation of a significant joint venture. In addition, upon the occurrence of such a significant event, Mr. Birndorf may also become entitled to a special cash transaction bonus equal to one hundred and eighty percent of his then current rate of annual base salary (the “CEO Transaction Bonus”). The CEO Transaction Bonus will be in lieu of any CEO Achievement Bonus for the year for which it is paid. However, any such significant transaction benefits will be payable solely in the discretion of our board of directors.

Change in Control Severance Benefits. If Mr. Birndorf’s employment is terminated by us without cause, or if he resigns by reason of a material reduction in his duties, authority and responsibilities, within twenty-four months following a change in control transaction, he will become entitled to the following payments and benefits:

(i) salary continuation payments for a period of twenty-four months;

(ii) a pro-rated CEO Achievement Bonus payable in a lump sum;

(iii) accelerated vesting of all outstanding unvested stock options and other equity awards; and

(iv) continued medical coverage for Mr. Birndorf and his eligible dependents at our expense for up to an eighteen-month period.

Limited Tax Gross-Up. Stock options and other equity awards granted to Mr. Birndorf under our 1997 Stock Incentive Plan (the “Plan”) prior to December 12, 2006 contain a special tax gross-up provision. Accordingly, if the aggregate amount of all payments or benefits provided Mr. Birndorf would subject him to the excise tax imposed by Section 4999 of the Internal Revenue Code, then he will be entitled to receive a special tax payment from us in an amount sufficient to cover the portion of that excise tax, together with interest and penalties, allocable to the accelerated pre-December 12, 2006 stock options and equity awards granted to him under the Plan, plus all income and employment taxes and additional excise taxes on that tax payment.

Normal Severance. Should Mr. Birndorf’s employment be terminated by us without cause, or should he resign by reason of a material reduction in his powers, duties and responsibilities, either before the occurrence of a change in control transaction or more than twenty-four months following a change in control transaction, then he will become entitled to receive salary continuation payments for a period of eighteen months and continued medical coverage for himself and his eligible dependents at our expense for a period of up to eighteen months.

Other Executive Officers

The employment agreements with each of our other executive officers, namely, Messrs. Ludvigson, Lidgard, Respess, and Saltmarsh are substantially the same except as to the rate of their individual base salary and target bonus, and may be summarized as follows:

Term. Each employment agreement has an initial three-year term ending in December 2009, subject to automatic renewal for one or more successive one-year terms. In the event we elect not to renew the agreement, the executive officer may elect to terminate his employment and thereby become entitled to receive salary continuation payments for a period of six months and continued medical coverage for himself and his eligible dependents at our expense for a period of up to six months.

Annual Compensation Package. The annual rate of base salary and target bonus as a percentage of that salary is as follows for each of the executive officers:

Name	Base Salary	Target Bonus
D. Ludvigson	$360,500	$180,250

G. Lidgard	$290,460	$116,184

L. Respess	$329,600	$131,840

R. Saltmarsh	$257,500	$103,000

Payment of the target bonus will be contingent upon our achievement of performance goals determined annually by the compensation committee of our board of directors (the “Executive Achievement Bonus”).

Change in Control Benefits. In the event we experience a change in control, each executive officer will be entitled to the same change in control vesting acceleration benefits described above for Mr. Birndorf.

Significant Transaction Benefits. As is the case with Mr. Birndorf, each executive officer may also receive (i) the same change in control vesting acceleration benefits with respect to his pre-December 12, 2006 stock options and equity awards and (ii) a transaction bonus of fifty percent of his annual base salary (one hundred percent for Mr. Ludvigson) upon the occurrence of a significant transaction (the “Executive Transaction Bonus”). Any such Executive Transaction Bonus will be in lieu of any Executive Achievement Bonus for the year for which it is paid. However, any such significant transaction benefits will be payable solely in the discretion of our board of directors.

Change in Control Severance Benefits. If the executive officer’s employment is terminated by us without cause, or if he resigns by reason of a material reduction in his powers, duties and responsibilities, within twenty-four months following a change in control transaction, he will become entitled to the following payments and benefits:

(i) salary continuation payments for a period of twelve months (eighteen months for Mr. Ludvigson);

(ii) a pro-rated Executive Achievement Bonus payable in a lump sum;

(iii) accelerated vesting of all outstanding unvested stock options and other equity awards; and

(iv) continued medical coverage for the executive officer and his eligible dependents at our expense for up to a twelve-month period (eighteen months for Mr. Ludvigson).

Limited Tax Gross-Up. Equity awards granted to the executive officer under our Plan prior to December 12, 2006 contain a special tax gross-up provision. Accordingly, if the aggregate amount of all payments or benefits provided to the executive officer would subject him to the excise tax imposed by Section 4999 of the Internal Revenue Code, then he will be entitled to receive a special tax payment from us in an amount sufficient to cover the portion of that excise tax, together with interest and penalties, allocable to the accelerated pre-December 12, 2006 stock options and equity awards granted to him under the Plan, plus all income and employment taxes and additional excise taxes on that tax payment.

Normal Severance. Should the executive officer’s employment be terminated by us without cause, or should he resign by reason of a material reduction in his authority, duties and responsibilities, either before the occurrence of a change in control transaction or more than twenty-four months following a change in control transaction, then he will become entitled to salary continuation payments for a period of six months and continued medical coverage for himself and his eligible dependents at our expense for a period of up to six months. In addition, fifty percent of Mr. Respess’ unvested equity awards will become vested on an accelerated basis.

Post-termination Exercise of Stock Options. Stock options granted to Mr. Respess which are vested at the time of his termination of employment for any reason will remain outstanding until the ten year anniversary of the grant date of each such option, unless exercised by Mr. Respess prior to such date.

The foregoing summary of the February 19, 2007 employment agreements does not purport to be a complete description of such agreements and is qualified in its entirety by reference to such agreements, which are filed as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K.

2007 Executive Officer Incentive Compensation Plan

On February 16, 2007, our board of directors approved a 2007 executive officer incentive compensation plan. Under the plan, participants are eligible for incentive compensation to be paid, at the discretion of our compensation committee, in cash, stock or both, based on the achievement of corporate performance goals and, in the case of certain individuals, personal performance goals. The plan establishes the 2007 incentive target compensation (stated as a percentage of base salary) of the participants. The corporate goals carry a potential achievement of between 50% and 150% of the incentive target compensation, depending upon the actual corporate performance versus the goal. No award will be given if the performance results fall below a minimum achievement level and the awards will not exceed 150% of incentive target compensation even if the performance results exceed the maximum achievement levels. If the corporate performance falls within the range of the minimum and maximum achievement levels, then the award will be based on a linear interpolation between 50% and 150% of the target incentive compensation amounts.

All of our executive officers (Howard Birndorf, David Ludvigson, Larry Respess, Rob Saltmarsh and Graham Lidgard) are participants in the plan. The plan establishes an incentive target of 60% and 50% of base salary for Mssrs. Birndorf and Ludvigson, respectively, and 40% of base salary for each of Mr. Respess, Mr. Saltmarsh and Mr. Lidgard. Mssrs. Birndorf, Ludvigson, Repress and Saltmarsh are eligible for incentive compensation under the plan based exclusively on the achievement of the 2007 corporate goals, which consist of revenue targets (weighted 30%) and modified EBITDA targets (weighted 70%). Mr. Lidgard’s incentive compensation is based in equal part on his achievement of the 2007 corporate goals and on personal goals directly related to his area of responsibility.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report:

10.1	Amended and Restated Employment Agreement dated February 19, 2007 between Nanogen, Inc. and Howard C. Birndorf

10.2	Amended and Restated Employment Agreement dated February 19, 2007 between Nanogen, Inc. and Robert Saltmarsh

10.3	Amended and Restated Employment Agreement dated February 19, 2007 between Nanogen, Inc. and Graham Lidgard

10.4	Employment Agreement dated February 19, 2007 between Nanogen, Inc. and Dr. William L. Respess

10.5	Employment Agreement dated February 19, 2007 between Nanogen, Inc. and David G. Ludvigson

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Date: February 23, 2007	By:	/s/ Robert Saltmarsh
	Name:	Robert Saltmarsh
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description
10.1	Amended and Restated Employment Agreement dated February 19, 2007 between Nanogen, Inc. and Howard C. Birndorf

10.2	Amended and Restated Employment Agreement dated February 19, 2007 between Nanogen, Inc. and Robert Saltmarsh

10.3	Amended and Restated Employment Agreement dated February 19, 2007 between Nanogen, Inc. and Graham Lidgard

10.4	Employment Agreement dated February 19, 2007 between Nanogen, Inc. and Dr. William L. Respess

10.5	Employment Agreement dated February 19, 2007 between Nanogen, Inc. and David G. Ludvigson